THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

TERM NOTE

June 11, 2009

Jersey City, New Jersey	$500,000.00

FOR VALUE RECEIVED, the undersigned, STRIKER OIL & GAS, INC., a Nevada corporation (the “Company”), promises to pay YA GLOBAL INVESTMENTS, L.P. (the “Lender”) at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 or other address as the Lender shall specify in writing, the principal sum of $500,000.00 and interest accrued thereon pursuant to the following terms of this Term Note (the “Note”):

1.           Principal and Interest.

(i)           Interest.  Interest shall accrue on the outstanding   principal balance of this Note at the rate of twelve percent per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Note until paid.

(ii)           Payments.   For value received, the Company hereby promises to pay to the order of the Lender, in lawful money of the United States of America and in immediately available funds, $26,000 per month (the “Monthly Payment”) commencing on July 1, 2009 and continuing on the first date of each month through June 1, 2011.  On June 10, 2011 (the “Maturity Date”) the Company hereby promises to pay to the order of the Lender, in lawful money of the United States of America and in immediately available funds, all outstanding principal of this Note, together with accrued and unpaid interest thereon.  Each Monthly Payment will be applied first to accrued and unpaid interest and then to principal outstanding on this Note.

2.           Right of Prepayment.  The Company at its option shall have the right to prepay any amount of outstanding principal of the Note and accrued and unpaid interest thereon without premium or penalty.

3.           Waiver and Consent.  To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

4.           Costs, Indemnities and Expenses.  In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings.  The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

5.           Security.  The Company agrees and acknowledges (i) that its obligations under this Note shall be secured by all collateral granted by the Company and Affiliated Holdings, Inc. (“Affiliated”) to the Lender, including, without limitation, the assets of the Company pledged to the Lender pursuant to (a) that certain Security Agreement dated May 17, 2007 by and among the Company, Affiliated, and the Lender (the “Security Agreement”), (b) that certain Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement granted by the Company to YA Global as of May 17, 2007, and (c) that certain Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement granted by the Company to YA Global as of May 17, 2007, (d) that certain Deed of Trust, Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement from the Company to the Trustee for the benefit of the Lender of even date herewith, and (e) that certain Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement from the Company to the Buyer of even date herewith ((b) – (e) shall collectively be referred to herein as the “Mortgages”), and (ii) that the obligations under this Note are hereinafter expressly included as part of the “Obligations” as such term is defined and used in the Security Agreement and the Mortgages.

6.           Event of Default.  An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           the Company's failure to pay to the Lender any amount of principal, interest, or other amounts when and as due under this Note;

(ii)           The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of the agreement of even date herewith (the “Agreement”) between the Lender, the Company and Affiliated, this Note, or any other note, debenture, or indebtedness issued to the Lender or its affiliates which is not cured within the applicable cure period, if any;

(iii)            The Company or any subsidiary of the Company shall commence any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company; or there is commenced against the Company or any subsidiary of the Company an involuntary bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debt; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing; or

(iv)           The Company or any subsidiary of the Company shall default in any of its obligations under any other promissory note, or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement, debenture, convertible debenture or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $50,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

7.           Remedies.                                 During the time that any portion of this Note is outstanding, if any Event of Default has occurred, the full unpaid principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Lender's election, immediately due and payable in cash.  The Lender need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Lender at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

8.           Maximum Interest Rate.  In no event shall any agreed to or actual interest charged, reserved or taken by the Lender as consideration for this Note exceed the limits imposed by New Jersey law.  In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lender’s receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

9.           Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full.  Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

10.           Severability.  If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect.  Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

11.           Amendment and Waiver.  This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto.  The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

12.           Successors.  Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

13.           Assignment.  This Note shall not be directly or indirectly assignable or delegable by the Company.  The Lender may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended.

14.           Reissuance of this Note.

(i)           Transfer.  This Note may be assigned by the Lender, provided however, that if this Note is to be transferred any such transfer must be made in accordance with applicable securities laws.  Upon any such transfer, the Company shall issue a new Note registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note to the Lender representing the outstanding principal not being transferred.

(ii)           Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Lender a new Note (in accordance with Section 14(iv)) representing the outstanding principal.

(iii)           Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Lender at the principal office of the Company, for a new Note or Notes (in accordance with Section 14(iv)) representing in the aggregate the outstanding principal of this Note, and each such new Note will represent such portion of such outstanding principal as is designated by the Lender at the time of such surrender.

(iv)           Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 14(i) or Section 14(iii), the principal designated by the Lender which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an date, as indicated on the face of such new Note, which is the same as the date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid interest from the date of this Note.

15.           Use of Proceeds. The Company shall use all of the proceeds of the issuance of this Note solely as set forth on the closing statement of even date herewith.

16.           No Strict Construction.  The language used in this Note will be deemed to be the language chosen by the Lender and the Company to express their mutual intent, and no rule of strict construction will be applied against any party.

17.           Further Assurances.  The Company will execute all documents and take such other actions as the Lender may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

18.           Notices, Consents, etc.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to Company:	Striker Oil and Gas, Inc.
1875 Lawrence Street, Suite 450 Denver, CO 80202

If to the Lender:	YA Global Investments, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8744

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

19.           Remedies, Other Obligations, Breaches and Injunctive Relief.  The Lender’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise.  No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof.  The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof.  Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

20.           Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey.  Each party hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of

New Jersey sitting in Hudson County, New Jersey and the United States Federal District Court for the District of New Jersey sitting in Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

21.           No Inconsistent Agreements.  None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

22.           Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

23.           Waiver of Jury Trial.  AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

24.           Entire Agreement.  This Note (including any recitals hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by written instruments signed by both the Company and the Lender.

[REMAINDER OF PAGE INTENTIONALY LEFT BLANK]

IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of the date hereof.

STRIKER OIL & GAS, INC.

By:	/s/
Lester Garrett
Chief Executive Officer

GUARANTEE

Affiliated Holdings, Inc. hereby guaranties the obligations of the Company to the Lender under this Note.

IN WITNESS WHEREOF, the undersigned Guarantor have caused this Guarantee to be duly executed.

Dated:	June __, 2009
AFFILIATED HOLDINGS, INC.

By:
Name
Title